Exhibit 32.1

CERTIFICATION OF PERIODIC REPORT

Each of the undersigned, in his capacity as an officer of The Princeton Review, Inc. (the “Company”), hereby certifies, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350), that:

1)	the Quarterly Report on Form 10-Q of the Company for the quarterly period ended September 30, 2010 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 9, 2010	By:	/s/ MICHAEL J. PERIK
	Name:	Michael J. Perik
	Title:	President and Chief Executive Officer
Date: November 9, 2010

	By:	/s/ CHRISTIAN G. KASPER
	Name:	Christian G. Kasper
	Title:	Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.